REINSTATEMENT OF AND
                               FIRST AMENDMENT TO
                               AGREEMENT OF SALE


      THIS REINSTATEMENT OF AND FIRST AMENDMENT TO AGREEMENT OF SALE made this day of December, 1996, by and between CLOVER APPRECIATION PROPERTIES I, L.P., a Delaware Limited Partnership, of 23 West Park Avenue, Merchantville, New Jersey 08109, hereinafter referred to as Seller, and STRAND CAPITAL INC., a Texas Corporation, of Vancouver Centre, 650 West Georgia Street, 21st Floor, Vancouver, British Columbia V6B 4N7, hereinafter referred to as Buyer.

      WHEREAS, Seller and Buyer entered into an Agreement of Sale dated November 18, 1996 for the sale from Seller to Buyer of Royal Wood Apartments, situate, lying and being in the 18th District of DeKalb County, Georgia; and,

      WHEREAS, by letter dated December 13, 1996, Buyer terminated the Agreement of Sale; and,

      WHEREAS, Buyer and Seller desire to reinstate the Agreement of Sale and to amend herein certain terms of the Agreement of Sale,

      NOW, THEREFORE, the Seller and the Buyer intending to be legally bound hereby, do covenant and agree with each other as follows:

      1. The Agreement of Sale is hereby reinstated and agreed to be in full force and effect.

      2. Paragraph 2 of the Agreement of Sale is hereby amended to read as follows:

            "2. PURCHASE PRICE: The total purchase price which the Buyer agrees to pay to the Seller and which the Seller agrees to accept for the Premises is the sum of SEVEN MILLION FOUR HUNDRED FORTY-THREE THOUSAND ($7,443,000.00) DOLLARS, which purchase price shall be paid by Buyer to Seller as follows:

                  (a) (i) The sum of ONE HUNDRED THOUSAND ($100,000.00) DOLLARS (the "Initial Deposit") simultaneously with the execution and delivery of this Agreement and the further sum of FIFTY THOUSAND ($50,000.00) DOLLARS (the "Second Deposit") on or before February 14, 1997. The Initial Deposit shall be hereinafter referred to as the "Deposit" and the Second Deposit, when made, shall be included within the definition of the "Deposit". The Deposit shall be deposited with the Escrow Agent, as hereinafter defined, to be held subject to the terms and conditions hereinafter set forth, and shall be treated as payment on account of the purchase price if Closing is made for the Premises.

                        (ii) In the event Closing is extended as hereinafter provided, then the further sum of TWO HUNDRED THOUSAND ($200,000.00) DOLLARS (the "Additional Deposit") on or before February 18, 1997. The Additional Deposit shall be included within the definition of the "Deposit". The Additional Deposit shall be deposited with the Escrow Agent, as hereinafter defined, to be held subject to the terms and conditions hereinafter set forth, and shall be treated as payment on account of the purchase price if Closing is made for the Premises.

                  (b) At the time of Closing, as hereinafter provided, the further sum of SEVEN MILLION TWO HUNDRED NINETY-THREE THOUSAND ($7,293,000.00) DOLLARS on account of the purchase price, subject to appropriate pro-rations and credits provided for in this Agreement, at Seller's option, in cash, by certified check or by federal funds wire transfer; or if Closing is extended as hereinafter provided, at the time of the extended date of Closing, as hereinafter provided, the further sum of SEVEN MILLION NINETY-THREE THOUSAND ($7,093,000.00) DOLLARS on account of the purchase price, subject to appropriate pro-rations and credits provided for in this Agreement, at Seller's option, in cash, by certified check or by federal funds wire transfer."

      3. Paragraph 3 of the Agreement of Sale is hereby amended to read as follows:

      "3. CLOSING: Closing shall take place on or before February 28, 1997 ("Closing"), at 10:00 o'clock A.M. at the offices of Sherman, Silverstein, Kohl, Rose & Podolsky, P.A., 4300 Haddonfield Road, Suite 311, Pennsauken, New Jersey 08109. Buyer shall have the right to extend the date of Closing to on or before March 28, 1997 by serving written notice thereof upon the Seller on or before February 18, 1997 and simultaneously therewith delivering to the Escrow Agent the Additional Deposit required by Paragraph 2(a)(ii). The said time for Closing and the said extended time for Closing as well as all other terms set forth in this Agreement are hereby agreed to be of the essence of this Agreement. Tender of an executed Deed is hereby waived.

      4. Paragraph 5(c) of the Agreement of Sale is hereby amended to read as follows:

            "(c) In addition to and not in limitation of the rights and privileges granted to the Buyer hereinabove in Paragraph 5(b), for a period from the date hereof to January 15, 1997, Buyer is granted the right to conduct a physical inspection (including a lead-based paint and/or lead-based paint hazard inspection and/or risk assessment) of the Premises and all personal property located thereon in such a manner as not to inconvenience the tenants and to review all leases, books and records pertaining to the Premises. At any time during said inspection period, Buyer shall have the right to cancel and terminate this Agreement, in its sole discretion, by serving written notice thereof upon Seller on or before the expiration of said inspection period; if Buyer elects to terminate this Agreement as permitted herein, then this Agreement shall be cancelled and terminated and the Deposit shall be returned to Buyer and neither party hereunder shall have any further liability or obligation to the other hereunder except with respect to the indemnifications contained in this Paragraph 5(c), Paragraph 5(b) and Paragraph 22; if Buyer fails to exercise its right to terminate this Agreement as permitted herein, then said right shall automatically lapse, terminate and become null and void. Buyer shall indemnify and save harmless the Seller from any liability, loss, cost or expense (including reasonable attorney's fees) arising from or in connection with such inspection and/or entry upon the Premises; said indemnification shall survive Closing and/or termination of this Agreement."

      5.  Paragraph 8(b) of the Agreement of Sale is hereby deleted.

      6. The heading of Paragraph 9 of the Agreement of Sale is hereby amended to read "CONTINGENCIES:", the existing Paragraph 9 shall be designated as subparagraph "(a)" and Paragraph 9 is hereby amended to include the following additional subparagraph (b):

            "(b) This Agreement is contingent upon Buyer obtaining, at its sole cost and expense, a written commitment for a Fannie Mae DUS First Mortgage Loan in the sum of SEVEN MILLION ($7,000,000.00) DOLLARS, representing eighty (80%) percent of the Purchase Price ($5,950,000.00) and eighty (80%) percent of $1,350,000.00, the cost of Buyer's proposed capital improvements ($1,050,000.00), at the then prevailing rate of interest (hereinafter referred to as the "Commitment").

            The Buyer, at its sole cost and expense, shall promptly apply for the Commitment, diligently pursue same and use reasonable efforts to obtain same. The Buyer shall supply all necessary information and pay all fees required by the lender in connection with applying for and obtaining said Commitment. Immediately upon obtaining the Commitment, Buyer shall deliver a copy thereof to the Seller.

            In the event Buyer is unable to obtain the Commitment on or before February 14, 1997, Buyer shall serve written notice thereof upon Seller by said date and this Agreement shall be cancelled and terminated, and the Deposit shall be returned to the Buyer and neither party shall have any further liability or obligation to the other hereunder except with respect to the indemnifications contained in Paragraphs 5(b), 5(c) and 22."

      7. Except as specifically amended herein, the Agreement of Sale shall be and remain in full force and effect in accordance with its original terms.

      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Reinstatement of and First Amendment to Agreement of Sale to be signed and sealed the day and year first above written.


SIGNED, SEALED AND DELIVERED  CLOVER APPRECIATION PROPERTIES I,
IN THE PRESENCE OF:                 L.P.,
                                    A Delaware Limited Partnership
                               BY: CROWN MANAGEMENT CORPORATION,
                                    A New Jersey Corporation,
                                    General Partner

                               BY:/s/Steven Zalkind
                                    STEVEN ZALKIND, Vice President


                                    STRAND CAPITAL INC.,
                                    A  Texas Corporation


                               BY:/s/ James A. Johnston
                                  JAMES A. JOHNSTON, Senior
                                  Vice President